UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this report is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 8, 2014, Independence Realty Trust, Inc., or IRT, acquired five apartment properties located in Louisville, Kentucky, or the Southeast Portfolio, for an aggregate purchase price of $162,350,000 pursuant to five previously reported interest purchase and sale agreements, or the purchase agreements, with CRA-B1 Fund, LLC, or the seller. Pursuant to each purchase agreement, Independence Realty Operating Partnership, LP, or IROP, the operating partnership of IRT, purchased from the seller all of the equity of five limited liability companies, or the property owners, which are each the fee simple owner of one of the apartment properties in the Southeast Portfolio.

The following table presents an overview of the Southeast Portfolio:

					Average Monthly Effective
		Year Built or		Average	Rent per
Property Name	Location	Renovated(1)	Units(2)	Occupancy(3)	Occupied Unit(4)

Southeast Portfolio (5 property portfolio)	Louisville, Kentucky	2013-2014	1,549	93.0%	$896

(1)	All dates are for the year in which a renovation program was completed.
(2)	Units represents the total number of apartment units available for rent at November 30, 2014.
(3)	Average occupancy for each of the properties is calculated as (i) total units rented as of November 25, 2014 divided by (ii) total units available as of November 25, 2014, expressed as a percentage.
(4)	Average monthly effective rent per occupied unit represents the average monthly effective rent collected for all occupied units for the three months ended November 30, 2014.

On December 8, 2014, the property owners financed, in the aggregate, $105,625,000 of the aggregate purchase price through first mortgage loan financing, or the loans, secured by the properties in the Southeast Portfolio. NorthMarq Capital, LLC, or the lender, made the loans with the intention of selling them to the Federal Home Loan Mortgage Corporation, or Freddie Mac. The loans accrue interest at a fixed rate equal to 3.59% per annum. The loans have a payment schedule based on a period of 30 years after an interest only period for five years and will be payable in full at maturity on January 1, 2025. The loans may be prepaid during a defined yield maintenance period subject to payment of a prepayment premium calculated pursuant to a formula in the note for such loan. The yield maintenance period ends upon the earlier of the date of the securitization of a loan if securitized before the 12th loan installment due date or July 1, 2024 if the loan is not securitized or is securitized after such due date. If the loans are securitized by the 12th loan installment due date, the loans are not permitted to be prepaid for a two year lockout period thereafter. After such period; the loans may be defeased and the collateral securing the loan released, subject to the relevant property owner’s compliance with customary conditions to defeasance. If the loans are never securitized or securitized after such due date, then, after the expiration of the yield maintenance period, a 1% prepayment premium is payable upon any prepayment except no prepayment premium is required in the last three months prior to maturity. The loans provide that they may be accelerated upon the occurrence of defined events of default, including payment defaults, breaches of representations, insolvency events and other customary events.

IROP provided a limited guaranty of the loans for loss or damage suffered by the lender for certain failures to comply with the terms of the loan documents and for the repayment of all indebtedness under the note evidencing the loan upon the occurrence of certain events of default. The documentation evidencing each loan includes a multifamily loan and security agreement between the relevant property owner and the lender, a multifamily note by the relevant property owner payable to the lender and the guaranty related to each loan made by IROP for the benefit of the lender. The property owners are Brookside CRA-B1, LLC, Oxmoor CRA-B1, LLC, Prospect Park CRA-B1, LLC, Jamestown CRA-B1, LLC and Meadows CRA-B1, LLC.

IRT funded the balance of the aggregate purchase price for the Southeast Portfolio with cash on hand and the net proceeds of IRT’s offering of its shares of common stock pursuant to the prospectus supplement dated November 19, 2014 and the accompanying base prospectus dated June 16, 2014, filed with the Securities and Exchange Commission pursuant to IRT’s effective shelf registration statement on Form S-3 (File No. 333-196033).

On the closing date, the property owners and Jupiter Communities, LLC, d/b/a RAIT Residential, IRT’s affiliate, entered into property management agreements pursuant to which RAIT Residential will manage the Southeast Portfolio properties pursuant to terms similar to those applicable to RAIT Residential’s management of IRT’s other multifamily properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

IRT hereby confirms that the financial statements and pro forma information relating to the acquisition of the Southeast Portfolio required by Rule 3-14 and Article 11 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K no later than February 21, 2015, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 11, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer